Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

February 29, 2012

Magnum Hunter Resources Corporation

777 Post Oak Blvd, Suite 650

Houston, TX 77056

Gentlemen:

As independent petroleum consultants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-166756, 333-168161, 333-172979, 333-173757, 333-174879 and 333-177486), in the Registration Statement on Form S-4 (No. 333-173415) and in the Registration Statements on Form S-8 (Nos. 333-168802, 333-169814, 333-171168 and 333-177488) of Magnum Hunter Resources Corporation, and in each of the prospectuses, of information relating to our report setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves of Magnum Hunter Resources Corporation as of December 31, 2011, and to the inclusion of our report, in the form and context in which it appears, in this Annual Report on Form 10-K and to all references to our firm included in the Annual Report.

Very truly yours,